UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: September 12, 2014 (Date of earliest event reported:  September 11, 2014)

RBC BEARINGS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	333-124824	95-4372080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tribology Center

Oxford, CT 06478

(Address of principal executive offices) (Zip Code)

(203) 267-7001

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Company’s Annual General Meeting of Shareholders on September 11, 2014, the shareholders (1) elected all three of the Company’s nominees for director; (2) ratified the appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for fiscal year 2015 and (3) approved, on an advisory basis, the compensation paid to the Company's named executive officers.

Shares were voted on these proposals as follows:

Proposal 1. The stockholders elected the following three directors to hold office as noted below (or until their respective successors are elected and qualified).

	Nominees	For	Withheld	Broker Non Vote
(a)	Mitchell I. Quain	21,732,696	204,209	434,379
(b)	Dr. Michael J. Hartnett	21,195,484	741,421	434,379
(b)	Dr. Amir Faghri	20,753,701	1,183,204	434,379

(a) to hold office in Class II for a one year term until the Company’s 2015 Annual General Meeting of Stockholders.

(b) to hold office in Class III for a three year term until the Company’s 2017 Annual General Meeting of Stockholders:

Proposal 2. To ratify the appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for fiscal year 2015:

For	Against	Abstain	Broker Non Vote
22,366,649	986	3,649	0

Proposal 3. The stockholders approved, on an advisory basis, the compensation paid to the Company's named executive officers.

For	Against	Abstain	Broker Non Vote
16,437,759	4,479,935	1,019,211	434,379

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: September 12, 2014

RBC BEARINGS INCORPORATED

By:	/s/ Thomas J. Williams
Name: Thomas J. Williams
Title: Corporate General Counsel & Secretary